Exhibit 23.2

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We hereby consent to the reference to our firm under the caption "Experts" and to the use of our reports dated April 3, 2000 in the Registration Statement on Form SB-2 and related Prospectus of Piranha, Inc.

                     /s/ Feldman Sherb  & Co., P.C.
                         ----------------------------------
                         Feldman Sherb  & Co., P.C.

New York, New York
July 7, 2000